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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF APPLEBY SPURLING & KEMPE]

                                                           MLJ/cs/73287.133
                                                           Direct Telephone:
                                                           (441) 298 3223
                                                           Direct Fax:
                                                           (441) 298 3479
                                                           Direct e-mail:
                                                           mjones@ask.bm

                                                             23 July 2001

Tyco International Ltd.
The Zurich Centre
Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM S-3

We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda company ("Tyco" or the "Company"), in connection with the filing by Tyco and Tyco International Group S.A., a Luxembourg company (the "Issuer"), with the United States Securities and Exchange Commission of a registration statement on Form S-3 (the "Additional Registration Statement") for an aggregate initial offering price not to exceed US$300,000,000. The Issuer and Tyco previously filed a registration statement (File Nos. 333-44100 and 333-44100-01)(as amended, the "Registration Statement"), that relates to (i) the Issuer's unsecured debt securities (the "Initial Debt Securities"), (ii) the guarantees (the "Initial Guarantees") of the Initial Debt Securities by Tyco and (iii) the Tyco common shares to be issued upon conversion or exchange of the Initial Debt Securities (the "Initial Common Shares"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$3,500,000,000. The Initial Debt Securities are to be issued in one or more series pursuant to Indentures among the Issuer, Tyco (as Guarantor) and the trustees thereunder.

The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement to register additional securities in an amount and at a price that represents no more than 20% of the amount of the maximum aggregate offering price set forth in the Registration Statement that remains available for issuance. In connection with the Additional Registration Statement certain legal matters related to the registration of additional common shares registered pursuant to the Additional Registration Statement (the "Additional Common Shares") and additional guarantees registered pursuant to the Additional Registration Statement (the "Additional Guarantees") are being passed upon for Tyco by us.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein, terms defined in the Additional Registration Statement, the Registration Statement and the Prospectus, have the same meanings when used in this opinion.
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ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) the genuineness of all signatures on the Documents;

(c) that any factual statements made in any of the Documents are true, accurate and complete;

(d) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

(e) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

OPINION

Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion:

1. Tyco is a limited liability company validly organized and existing and in good standing under the laws of Bermuda.

2. When issued and paid for pursuant to the terms of any duly adopted Board resolutions of Tyco which have authorised their issue in accordance with the terms and conditions referred to or summarised in the Prospectus, the Registration Statement and the Additional Registration Statement, Tyco's Additional Common Shares issued upon conversion or exchange of the additional debt securities registered pursuant to the Additional Registration Statement (the "Additional Debt Securities") will be validly issued, fully paid and non-assessable.

3. When a resolution of the Board of Tyco has been duly adopted to approve the creation of and the issue of the Additional Guarantees upon the terms of the applicable Indenture, or any supplemental indenture conforming thereto and to applicable law, and to authorize the execution and delivery thereof, all necessary action required to be taken by Tyco pursuant to Bermuda law will have been taken by or on behalf of Tyco for the issue by Tyco of the Additional Guarantees.

4. No filing with, or authorisation, approval, consent, licence, order, registration, qualification or decree of, any court or governmental authority or agency in Bermuda is necessary or required to be made or obtained by Tyco in connection with the issue by Tyco of the Additional Guarantees.

5. There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue by Tyco of the Additional Guarantees or the Additional Common Shares.

RESERVATIONS

We have the following reservations:

(1) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(2) Any reference in this opinion to Tyco being in "good standing" shall mean for the purposes of this opinion that it has been issued with a Certificate of Compliance by the Registrar of Companies as at the date hereinbefore mentioned.
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(3) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-Laws of Tyco after the date on which he or she became a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Additional Registration Statement with the Securities and Exchange Commission.

We consent to the inclusion of this opinion as an exhibit to the Additional Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus incorporated by reference into the Additional Registration Statement.

This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling & Kempe
APPLEBY SPURLING & KEMPE
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                                    SCHEDULE

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
(i) a Certificate of Compliance issued by the Registrar of Companies in Bermuda on 23 July 2001 in respect of Tyco;

(ii) the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco;

(iii) a copy of the Additional Registration Statement and the Registration Statement, excluding the documents incorporated by reference therein;

(iv) copies of the pages of the Additional Registration Statement and the Registration Statement signed by all of the Directors of Tyco, which in the case of the Additional Registration Statement have been signed pursuant to the powers of attorney included in the Registration Statement (the "Signature Pages");

(v)     a copy of the form of Senior Indenture previously filed as
        Exhibit 4.1 to the Registration Statement on Form S-3 dated June 9, 1998 pursuant to which the Initial Debt Securities and the Additional Debt Securities may be issued;

(vi) a copy of the form of Subordinated Indenture previously filed as Exhibit 4.2 to the Registration Statement on Form S-3 pursuant to which the Initial Debt Securities and the Additional Debt Securities may be issued (together with the Senior Indenture, the "Indentures");

(vii) The entries and filings shown in respect of Tyco on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 23 July 2001 (the
        "Company Search"); and

(viii)  The entries and filings shown in the Supreme Court Causes
        Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 23 July 2001 in respect of Tyco (the "Litigation Search").
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